UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

YARDVILLE NATIONAL BANCORP

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐ Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

2465 Kuser Road

Hamilton, New Jersey 08690

April 27, 2006

TWO LEADING INDEPENDENT PROXY ADVISORY FIRMS,

GLASS LEWIS AND ISS,

BOTH RECOMMEND THAT YNB SHAREHOLDERS

VOTE “FOR” YNB’S DIRECTOR NOMINEES

Dear Fellow YNB Shareholders:

YNB’s Annual Meeting of Shareholders is less than one week away. As you make your final determination regarding your investment in YNB, we strongly urge you to join with the two leading independent proxy advisory firms, Institutional Shareholder Services (ISS) and

Glass Lewis & Co., in supporting the re-election of YNB directors Samuel D. Marrazzo,

Louis R. Matlack, and George D. Muller. Please sign, date and return the company’s

“BLUE PROXY” card today.

Yesterday, we were gratified that Glass Lewis joined ISS in recommending that YNB shareholders vote FOR the Company’s director nominees at YNB’s May 3, 2006 Annual Meeting. Glass Lewis and ISS are widely recognized as the nation’s two leading independent proxy voting and corporate governance advisory firms. Their analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

TO FOLLOW THE RECOMMENDATIONS OF GLASS LEWIS AND ISS,

VOTE “FOR” YNB’S DIRECTOR NOMINEES ON

THE COMPANY’S “BLUE PROXY” CARD TODAY

In recommending that YNB shareholders vote FOR the three YNB directors over a slate presented by a dissident shareholder group led by Larry Seidman, Glass Lewis stated that:

“[I]n our opinion, the current board and management team possess a demonstrated track record of creating long-term shareholder value and should be allowed the opportunity to plot the Company’s future course.” ¹

¹Permission to use quotations from the Glass Lewis report was neither sought nor obtained.

Regarding the dissident nominees, Glass Lewis stated that:

“We believe the ascent of the Seidman nominees to the Company’s board would have a disruptive effect on the Company’s business. In our opinion, a divided board would send mixed signals to the Company’s employees, increase the probability of losing key personnel, and hamper the Company’s efforts to expand its deposit base and branch network.” ¹

Commenting on the Company’s performance, Glass Lewis noted that:

“[We] are inclined to support the Company’s strategic vision given its historic track record of long-term value creation. We note Yardville has produced over 20% annual growth in net income and total assets over the past 10 years. Further, we note the Company’s stock price has outperformed its peers over the past two years.” ¹

Glass Lewis also noted that:

“[D]irectors, as a group, own approximately 15% of the outstanding shares of the

Company or approximately twice the number of shares owned by the dissident group. To that end, we take comfort that the board’s support for the Company’s independence comes at the personal cost of potential near term gains through a sale.” ¹

And Glass Lewis concluded:

“We do not believe a sale of Yardville is in the interest of shareholders at this time. As such, we believe shareholders should support the Company’s nominees.” ¹

We believe that both Glass Lewis and ISS recognize that your current board has a clear and consistent strategy to achieve growth and profitability, and is committed to taking all appropriate and necessary actions to maximize value for all YNB shareholders.

Furthermore, Glass Lewis and ISS each highlight the dissident group’s lack of a credible or well-

developed plan for the future of YNB. In our opinion, the dissident group is merely looking to fulfill its own self-serving, short-term interests at the expense of building long-term value for all

YNB shareholders. We strongly believe that a forced sale of YNB, as the dissident group seems to propose, is the WRONG path to creating long-term shareholder value. We urge all YNB shareholders to vote FOR the Company’s director nominees today.

¹Permission to use quotations from the Glass Lewis report was neither sought nor obtained.

Your vote is extremely important. Please sign, date and return the company’s “BLUE

PROXY” card today. Some shareholders may be able to vote their shares by telephone or by the Internet. If this option is available, you may simply follow the instructions on the Company’s

“BLUE PROXY” card to assure a vote “FOR” YNB’s incumbent directors. Shareholders are advised that if they have any questions or need any assistance in voting their shares, they should contact YNB’s proxy solicitor, Georgeson Shareholder, toll-free, at 1-800-509-1393.

Thank you very much for your continued support.

On behalf of the Board of Directors,

Jay G. Destribats

Chairman

Solicitation

YNB has filed a definitive proxy statement with the SEC. The proxy statement was first mailed or delivered to YNB shareholders on or about March 31, 2006. YNB SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and other material (as available) and any other documents that may be filed with the SEC by YNB in connection with the Annual Meeting through the SEC’s web site at www.sec.gov, or by directing a request to: Yardville National Bancorp at 2465 Kuser Road, Hamilton, NJ 08690, Attention: Daniel J. O’Donnell, Esq., Chief Legal Officer.

YNB, its executive officers and directors may be deemed to be participants in a solicitation of proxies for YNB’s 2006 Annual Meeting of Shareholders. Information regarding these participants and their interests is contained in YNB’s definitive proxy statement filed with the SEC on March 31, 2006.

YOUR VOTE IS IMPORTANT!

1.	To vote FOR your Company’s nominees, you MUST execute a “BLUE PROXY”

CARD.

2.	The Board of Directors urges you to DISCARD the white proxy card you may have received from the dissident group. A “WITHHOLD AUTHORITY” vote on their white proxy card is NOT a vote for your Board’s nominees.

3.	If you voted on a white proxy card but wish to SUPPORT YOUR COMPANY’S

NOMINEES, please sign, date, and mail the enclosed “BLUE PROXY” CARD in the postage-paid envelope provided as soon as possible.

4.	Remember – only your latest dated proxy will determine how your shares are to be voted at the meeting.

5.	If any of your shares are held in the name of a bank, broker or other nominee, contact the party responsible for your account if necessary and direct them to vote your shares FOR YOUR COMPANY’S NOMINEES.

If you have questions or need assistance in voting your shares, please call

17 State Street, 10th Floor

New York, NY 10004

Toll Free (800) 509-1393

Banks and Brokerage Firms please call collect

(212) 440-9800